Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-6867 of Developed Technology Resource, Inc. on Form S-8 of our report dated March 20, 1998, appearing in the Annual Report of Form 10-KSB for the year ended October 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 20, 1998